UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 19, 2013
(Date of earliest event reported) April 18, 2013

PRECISION PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53199	71-1029846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

624 W. Independence Suite101, Shawnee, Oklahoma  74804
(Address of principal executive offices) (Zip Code)

(405) 273-9799
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On April 18, 2013, Precision Petroleum Corporation (the “Company”) entered into a Licensing Agreement with Nefco Petroleum, LLC (“Nefco”), pursuant to which the Company obtained from Nefco the right to license, use and sublease to other users certain proprietary equipment and processes relevant to the “frackless” drilling and mineral extraction technology commonly known as Direction Frackless Technologies (“DFT Systems”) for an initial Term of ten (10) years.

Pursuant to the terms of the Licensing Agreement, the Company shall pay to Nefco a five percent (5%) royalty for the entire length of this Licensing Agreement with a Minimum Guarantee of USD $125,000.00.  All costs and any applicable taxes associated with the DFT Systems and equipment shall be borne by the Company.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Licensing Agreement dated April 18, 2013 by and between the Company and Nefco Petroleum, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION PETROLEUM CORPORATION

April 19, 2013	By:	/s/ Jim Graham
Jim Graham, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Licensing Agreement dated April 18, 2013 and between the Company and Nefco Petroleum, LLC	Filed herewith electronically